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                                                                     EXHIBIT 23

                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-3400, No. 33-57308, No. 33-59697 and No. 333-36497 of Ameron International
Corporation on Form S-8 of our reports dated January 24, 2001, appearing in and incorporated by reference in this Annual Report on Form 10-K of Ameron International Corporation for the year ended November 30, 2000.



DELOITTE & TOUCHE LLP
Los Angeles, California
February 26, 2001





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements (File No. 33-3400, 33-57308, 33-59697 and 333-36497).



ARTHUR ANDERSEN LLP
Los Angeles, California
February 26, 2001